As filed with the Securities and Exchange Commission on May 27, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HOME DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3261426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

(Address of principal executive offices) (Zip Code)

THE HOME DEPOT FUTUREBUILDER

and

THE HOME DEPOT FUTUREBUILDER FOR PUERTO RICO

(Full title of the plans)

Frank L. Fernandez

Executive Vice President, Secretary and General Counsel

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

(770) 433-8211

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Jonathan M. Gottsegen, Director,

Corporate and Securities Practice Group

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

(770) 433-8211

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.05 par value	27,000,000	$39.71	$1,072,170,000	$126,194.41

(1)	Registered hereby are 25,000,000 shares of common stock, par value $.05 per share (“Common Stock”), that may be offered and sold pursuant to The Home Depot FutureBuilder and 2,000,000 shares of Common Stock that may be offered and sold pursuant to The Home Depot FutureBuilder for Puerto Rico. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plans.

(2)	In accordance with Rule 457(h) and Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of $39.71, the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 20, 2005.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by The Home Depot, Inc., a Delaware corporation (the “Registrant”), to register 25,000,000 additional shares of common stock, par value $0.05 per share (the “Common Stock”) that may be offered and sold pursuant to The Home Depot FutureBuilder and 2,000,000 additional shares of Common Stock that may be offered and sold pursuant to The Home Depot FutureBuilder for Puerto Rico. Such shares are in addition to those previously registered on Registration Statements on Form S-8 (File Nos. 333-01385 and 333-85759) filed with the Securities and Exchange Commission (the “Commission”) on March 1, 1996 and August 23, 1999, respectively, to be offered and sold pursuant to The Home Depot FutureBuilder and those previously registered on a Registration Statement on Form S-8 (File No. 333-56207) filed with the Commission on June 5, 1998, to be offered and sold under The Home Depot FutureBuilder for Puerto Rico. The Registrant incorporates herein by this reference the contents of such previously filed Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2005;

(b)	The Annual Report on Form 11-K of The Home Depot FutureBuilder for the year ended December 31, 2003;

(c)	The Annual Report on Form 11-K of The Home Depot FutureBuilder for Puerto Rico for the year ended December 31, 2003;

(d)	The Registrant’s Current Reports on Form 8-K filed on February 1, 2005; February 24, 2005; March 23, 2005; May 17, 2005 and May 27, 2005; and

(e)	The section entitled “Description of Common Stock” in Registrant’s Report on Form 8-A, filed with the Commission pursuant to the Exchange Act, including any amendment or report filed updating such description.

All documents subsequently filed by the Registrant or the Plans with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to filing of a Post-Effective Amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Jonathan M. Gottsegen, who is providing the legal opinion attached as Exhibit 5.1 hereto, is employed by the Registrant as Director, Corporate and Securities Practice Group, and is eligible to participate in The Home Depot FutureBuilder. Carlos Gonzalez, who is providing the legal opinion attached as Exhibit 5.3, is employed by the Registrant as Corporate Counsel.

Item 6. Indemnification of Directors and Officers.

Article NINTH of the Registrant’s Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article V of the Registrant’s By-Laws, as amended and restated effective August 6, 2004, provides that the Registrant shall indemnify and hold harmless to the fullest extent permitted by Delaware law, each former, present or future director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees) reasonably incurred by such person. The Registrant shall pay the expenses (including attorneys’ fees) incurred by an officer or director of the Registrant in defending any proceeding in advance of its final disposition, upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified. The Registrant may advance payment of expenses incurred by former directors and officers or other employees and agents of the Registrant on such terms and conditions, as the Registrant deems appropriate.

Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

In addition, the Registrant maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 25th day of May, 2005.

THE HOME DEPOT, INC.

By:

/s/ Robert L. Nardelli
Robert L. Nardelli
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, the Administrative Committee of The Home Depot FutureBuilder has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 25th day of May, 2005.

THE HOME DEPOT FUTUREBUILDER

By:

/s/ Ileana L. Connally
Ileana L. Connally
Member, Administrative Committee

Pursuant to the requirements of the Securities Act, the Administrative Committee of The Home Depot FutureBuilder for Puerto Rico has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 25th day of May, 2005.

THE HOME DEPOT FUTUREBUILDER FOR PUERTO RICO

By:

/s/ Ileana L. Connally Ileana L. Connally Member, Administrative Committee

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the each person whose signature appears below under the heading “Signature” constitutes and appoints Robert L. Nardelli and Frank L. Fernandez as his or her true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on the 25th day of May, 2005, in the capacities indicated.

Signature	Title
/s/ Robert L. Nardelli	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Robert L. Nardelli

/s/ Carol B. Tomé	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Carol B. Tomé

/s/ Gregory D. Brenneman	Director
Gregory D. Brenneman

/s/ Richard H. Brown	Director
Richard H. Brown

/s/ John L. Clendenin	Director
John L. Clendenin

/s/ Berry R. Cox	Director
Berry R. Cox

/s/ Claudio X. González	Director
Claudio X. González

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

/s/ Milledge A. Hart, III	Director
Milledge A. Hart, III

/s/ Bonnie G. Hill	Director
Bonnie G. Hill

/s/ Laban P. Jackson, Jr.	Director
Laban P. Jackson, Jr.

/s/ Lawrence R. Johnston	Director
Lawrence R. Johnston

/s/ Kenneth G. Langone	Director
Kenneth G. Langone

/s/ Thomas J. Ridge	Director
Thomas J. Ridge

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jonathan M. Gottsegen as to the legality of the securities being registered.

5.2	Undertaking Re: Status of Favorable Determination Letter Covering The Home Depot FutureBuilder.

5.3	Opinion of Carlos Gonzalez confirming compliance of the provisions of The Home Depot FutureBuilder for Puerto Rico with the requirements of ERISA.

10.1	The Home Depot FutureBuilder, as amended and restated effective July 1, 2004 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q for the fiscal quarter ended October 31, 2004).

10.2	The Home Depot FutureBuilder for Puerto Rico, as amended and restated effective January 1, 2003.

10.3	First Amendment to The Home Depot FutureBuilder for Puerto Rico, effective July 5, 2004.

23.1	Consent of KPMG LLP.

23.2	Consent of Jonathan M. Gottsegen (included in Exhibit 5.1).

23.3	Consent of Carlos Gonzalez (included in Exhibit 5.3).

24	Power of Attorney (included on Signature Page).